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                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report on Hansberger Institutional Series (comprising the International Value Fund and the Emerging Markets Fund) dated February 1, 2002 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 7 and Amendment No. 9 to Registration Statement File Nos. 333-08919 and 811-07729, respectively.

/s/ Arthur Andersen LLP

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Boston, Massachusetts

April 19, 2002